UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 16, 2025

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Common Stock

As previously disclosed, on January 29, 2025, Henry Schein, Inc. (the “Company”) entered into a Strategic Partnership Agreement (the “Partnership Agreement”) with KKR Hawaii Aggregator L.P. (the “Investor”), pursuant to which the Company agreed, among other things, to issue and sell in a private placement to the Investor 3,285,152 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), for an aggregate purchase price of $250 million at a purchase price per Share of approximately $76.10 (the “Investment”).

On May 16, 2025, (the “Closing Date”), the Company consummated the Investment with the Investor. The Shares were issued to the Investor in a private placement pursuant to Section 4(a)(2) promulgated under the Securities Act of 1933, as amended.

Registration Rights Agreement

On the Closing Date, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement” and, together with the Partnership Agreement, the “Agreements”) providing for certain customary registration rights with respect to the Shares. In addition, the Company agreed to certain customary indemnification provisions relating to indemnification for any material misstatements or omissions by the Company in connection with the registration of the Shares.

The foregoing summaries of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, a copy of which is attached as Exhibit 10.1, and the Registration Rights Agreement, a copy of which is attached as Exhibit 10.2, and which are incorporated herein by reference.

The Agreements have been filed herewith to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreements were made by the parties thereto only for purposes of the Agreements and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreements; may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Accordingly, such representations, warranties and covenants or any descriptions thereof should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company or any of its subsidiaries or affiliates at the time they were made and the information in the Agreements should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Form 8-K under the heading “Private Placement of Common Stock” is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2025, William K. “Dan” Daniel was appointed to the Company’s board of directors (the “Board”) as a director. The Board has determined that Mr. Daniel qualifies as an “independent director” as such term is defined in the rules and regulations of the Nasdaq Stock Market. In connection with Mr. Daniel’s appointment to the Board, the Company increased the size of the Board to 16 directors. In addition, the Company has also appointed Mr. Daniel to the Board’s Compensation Committee and to the Board’s Strategic Advisory Committee.

Mr. Daniel has been appointed to the Board pursuant to the Partnership Agreement. Per the Partnership Agreement, Mr. Daniel’s appointment to the Board was subject to the Investor satisfying certain regulatory conditions, including the expiration or termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain regulatory approvals under the laws of Sweden, Italy, and Spain. As of May 14, 2025, such regulatory conditions have been satisfied.

Except as described herein, there are no other arrangements or understandings between Mr. Daniel and any other person pursuant to which he was selected as a director. Mr. Daniel will receive the standard cash and equity compensation available to non-employee directors, which is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2025. Mr. Daniel is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries. The Company will also enter into its standard form of indemnification agreement with Mr. Daniel.

Mr. Daniel is an Executive Advisor at KKR within its Americas Private Equity platform and the former Executive Vice President of Danaher Corporation. Mr. Daniel also currently serves on private boards, including as Chairman of each of CIRCOR, Therapy Brands and Fortifi Food Processing Solutions. Mr. Daniel is also a former board member of Envista Holdings Corporation from 2019 to 2020. Mr. Daniel holds an M.B.A. from University of Virginia Darden School of Business as well as a B.A. from DePauw University.

Item 7.01.	Regulation FD.

On May 16, 2025, the Company issued a press release (the “Press Release”) announcing the consummation of the Investment and the transactions contemplated by the Agreements. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the Press Release attached as Exhibit 99.1 are considered furnished to the Securities and Exchange Commission and are not deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Strategic Partnership Agreement (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on January 29, 2025)

10.2	Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on January 29, 2025)

99.1	Press Release, dated May 16, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: May 16, 2025	By:	/s/ Kelly Murphy
	Name:	Kelly Murphy
	Title:	Senior Vice President and General Counsel